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INDEPENDENT AUDITORS' CONSENT                                       Exhibit 23.1
                                                                     (1998 10-K)


We consent to the incorporation by reference in the following Registration Statements of Applied Power Inc. of our report dated September 25, 1997 (October 16, 1997 as to Note O), appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1998: Form S-8 Nos. 33-18140, 33-21250, 33-24197, 33-38719, 33-38720, 33-62658, 333-42353, 333-46469, 333-61279, 333-
61281, 333-61389 and Form S-3 No. 333-47493.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 20, 1998